Exhibit 5.1 and 23.1

                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]

                                 March 23, 2001

The Board of Directors
Media General, Inc.
333 East Franklin Street
Richmond, Virginia  23219

         Re:  Media General, Inc. Supplemental 401(k) Plan

Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Media General, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the Media General, Inc. Supplemental 401(k) Plan (the "Plan"), of unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan ("Deferred Compensation Obligations"), such compensation to be distributed in the form of the Company's Class A Common Stock, $5.00 par value (the "Plan Shares"). We have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Deferred Compensation Obligations and Plan Shares under the Securities Act of 1933, as amended.

         In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

         Based upon such examination, it is our opinion that (i) the Deferred Compensation Obligations, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be legal, valid and binding obligations of the Company under the laws of the Commonwealth of Virginia and
(ii) the Plan Shares constituting original issuance securities, when issued pursuant to the Registration Statement and the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

                                         Sincerely,

                                         Williams, Mullen, Clark & Dobbins, P.C.

                                         By:      /s/ Robert E. Spicer, Jr.
                                             -----------------------------------
                                                    Robert E. Spicer, Jr.